Squire Patton Boggs (US) LLP 201 E. Fourth St., Suite 1900 Cincinnati, Ohio 45202 O +1 513 361 1200 F +1 513 361 1201 squirepattonboggs.com

October 23, 2026

The Cutler Trust

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

Re:	The Cutler Trust, File Nos. 033-52850 and 811-07242

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 58 to The Cutler Trust’s Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 59 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours, /s/ SQUIRE PATTON BOGGS (US) LLP SQUIRE PATTON BOGGS (US) LLP

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